UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
____________

FORM 8-K

     CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest reported event):  October 13, 2008

MORGAN STANLEY
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-11758	36-3145972
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1585 Broadway, New York, New York 10036
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 761-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

q Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

q Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

q Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

q Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01.       Other Events

                        On October 13, 2008, Morgan Stanley (the “Company”) issued a press release announcing that Mitsubishi UFJ Financial Group, Inc. (“MUFG”) closed on a $9 billion equity investment in the Company that gives MUFG a 21% ownership interest in the Company on a fully diluted basis. The investment is part of a previously announced global strategic alliance. Under the revised terms of the transaction, MUFG has acquired approximately $7.8 billion of perpetual non-cumulative convertible preferred stock with a 10 percent dividend and a conversion price of $25.25 per share, and approximately $1.2 billion of perpetual non-cumulative non-convertible preferred stock with a 10 percent dividend. A copy of the press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference in its entirety.

Item 9.01.	Financial Statements and Exhibits
(d)	Exhibits
Exhibit
Number	Description
99.1	Press release of the Company dated October 13, 2008

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGAN STANLEY

Date: October 14, 2008	By:	/s/ Martin M. Cohen
Martin M. Cohen
Assistant Secretary and Counsel

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press release of the Company dated October 13, 2008